Exhibit 99.2
Knight-Swift Transportation Holdings Inc. Announces Pricing of
Upsized $1.3 Billion Offering of Convertible Senior Notes

PHOENIX--(BUSINESS WIRE)-- Knight-Swift Transportation Holdings Inc. (NYSE:KNX) (the “Company” or “Knight-Swift”), one of North America’s largest and most diversified freight transportation companies, announced today the pricing of $1.3 billion aggregate principal amount of 1.00% Convertible Senior Notes due 2031 (the “notes”) in a private placement (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $1.0 billion aggregate principal amount of notes. Knight-Swift has also granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $200.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to close on May 8, 2026, subject to customary closing conditions.
The notes will be general senior unsecured obligations of Knight-Swift and will accrue interest payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026, at a rate of 1.00% per year. The notes will mature on November 15, 2031, unless earlier converted, redeemed or repurchased.
Knight-Swift estimates that the net proceeds to Knight-Swift from the offering will be approximately $1.27 billion (or approximately $1.46 billion if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Knight-Swift. Knight-Swift expects to use the net proceeds from the offering to pay the approximately $92.8 million cost of the capped call transactions described below, to repay all $300 million principal amount outstanding under its term loan due 2027, to repay $400 million of the $700 million principal amount outstanding under its term loan due 2030 (the “2025 Term Loan A-1”) and to repay a portion of the principal amount outstanding under its revolving line of credit (the “Revolver”) with the remaining proceeds. If the initial purchasers exercise their option to purchase additional notes, Knight-Swift expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties (as defined below), repay additional principal amounts outstanding under the Revolver, and, to the extent of any remaining proceeds, repay additional principal amounts outstanding under the 2025 Term Loan A-1.
The notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Knight-Swift will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Knight-Swift’s common stock or a combination of cash and shares of Knight-Swift’s common stock, at Knight-Swift’s election, in respect of the remainder, if any, of Knight-Swift’s conversion obligation in excess of the aggregate principal amount of the notes being converted.
The conversion rate will initially be 12.4835 shares of Knight-Swift’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $80.11 per share of Knight-Swift’s common stock). The initial conversion price represents a premium of approximately 30% over the last reported sale price of $61.62 per share of Knight-Swift’s common stock on May 5, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Knight-Swift delivers a notice of redemption, it will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.
Knight-Swift may not redeem the notes prior to May 21, 2029. Knight-Swift may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on a redemption date on or after May 21, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of Knight-Swift’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Knight-Swift provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If Knight-Swift undergoes a “fundamental change” (as defined in the indenture that will govern the notes) then, subject to certain conditions and exceptions, holders may require Knight-Swift to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
In connection with the pricing of the notes, Knight-Swift entered into privately negotiated capped call transactions with certain of the initial purchasers or affiliates thereof and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of Knight-Swift’s common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to Knight-Swift’s common stock upon any conversion of notes and/or offset any cash payments Knight-Swift is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.
The cap price of the capped call transactions relating to the notes will initially be approximately $104.75, which represents a premium of 70% over the last reported sale price of Knight-Swift’s common stock on the New York Stock Exchange on May 5, 2026, and is subject to certain adjustments under the terms of the capped call transactions.
In connection with establishing their initial hedges of the capped call transactions, Knight-Swift expects that the option counterparties or their respective affiliates will purchase shares of Knight-Swift’s common stock and/or enter into various derivative transactions with respect to Knight-Swift’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Knight-Swift’s common stock or the notes at that time.
In addition, Knight-Swift expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Knight-Swift’s common stock and/or purchasing or selling Knight-Swift’s common stock or other securities of Knight-Swift in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or, to the extent Knight-Swift exercises the relevant election under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Knight-Swift’s common stock or the notes which could affect the ability of a holder of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the number of shares and value of the consideration, if any, that a holder of notes will receive upon conversion of its notes.
The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The notes and any shares of Knight-Swift’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
About Knight-Swift
Knight-Swift is one of North America’s largest and most diversified freight transportation companies providing multiple full truckload, less-than-truckload, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North

America. In addition to operating one of the country's largest tractor fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.
Forward-Looking Statements
Any statements made in this release that are not based on historical fact are forward-looking statements, including statements concerning the proposed terms of the notes and capped call transactions, the timing and completion of the proposed offering of the notes and capped call transactions, the anticipated use of proceeds from the offering and the grant of the option to the initial purchasers. Any forward-looking statements made in this release represent management’s best judgment as to what may occur in the future. However, Knight-Swift’s actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions (“Future Factors”), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section “Risk Factors” included in Knight-Swift’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission (the “SEC”) and other filings that Knight-Swift makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Knight-Swift undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
Contacts
Adam Miller, Chief Executive Officer
Andrew Hess, Chief Financial Officer
Brad Stewart, Treasurer and SVP
(602) 606-6349

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